UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2021 (July 28, 2021)
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware			001-34972	26-2634160
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive,	McLean,	Virginia		22102
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Booz Allen Hamilton Holding Corporation (the “Company”) was held on July 28, 2021. The final voting results for each matter submitted to a vote of stockholders are set forth below.

Proposal 1: Election of Directors
Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Horacio D. Rozanski	113,023,856	512,977	49,429	10,429,830
Ian Fujiyama	108,734,678	4,799,483	52,101	10,429,830
Mark Gaumond	112,973,259	552,882	60,121	10,429,830
Gretchen W. McClain	112,936,918	592,559	56,785	10,429,830

Proposal 2:    The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

For	122,215,707
Against	1,730,360
Abstained	70,025

Proposal 3:    A non-binding advisory vote on the compensation program for the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement.

For	108,838,612
Against	4,409,022
Abstained	338,628
Broker Non-Votes	10,429,830

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President and Chief Legal Officer
Date: August 3, 2021